UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets.

On February 1, 2016, Coty Inc. (the “Company”) completed its previously announced acquisition of the personal care and beauty business (the “Beauty Business”) of Hypermarcas S.A. (“Hypermarcas”) for R$3.5 billion (approximately $886.7 million) in cash, net of working capital and net indebtedness adjustments (the “Transaction”).

An affiliate of Coty, JAB Cosmetics B.V. (“JAB Cosmetics”), entered into a Shares and Trademarks Sale and Purchase Agreement (the “Purchase Agreement”) with Hypermarcas, Cosmed Indústria de Cosméticos e Medicamentos S.A., and, as intervening and consenting parties, Novita Distribuição, Armazenamento e Transportes S.A., and Savoy Indústria de Cosméticos S.A., dated as of November 2, 2015, providing for the acquisition of the Beauty Business.   Coty and JAB Cosmetics subsequently entered into an Assignment and Transfer Agreement, dated as of November 2, 2015 (the “Assignment Agreement”), pursuant to which JAB Cosmetics assigned all of JAB Cosmetics’ right, title and interest to, and Coty assumed all of JAB Cosmetics’ obligations under, the Purchase Agreement.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement (including as an exhibit thereto the Purchase Agreement), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2015 and which is incorporated herein by reference.

Item 2.02         Results of Operations and Financial Condition.

On February 4, 2016, the Company issued a press release announcing its financial results for its fiscal quarter ended December 31, 2015. The release also includes forward-looking statements about the Company’s outlook for the fiscal year ending June 30, 2016. A copy of the press release is attached as Exhibit 99.1 and is incorporated in this report by reference.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and its earnings call. Reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures are contained in the press release attached as Exhibit 99.1.

Item 8.01         Other Events.

On February 4, 2016, the Company announced that its Board of Directors has authorized the Company to repurchase up to $500 million of its Class A common stock (the “Repurchase Program”). Repurchases may be made from time to time at the Company’s discretion, based on ongoing assessments of the capital needs of the business, the market price of its common stock, and general market conditions. No time has been set for the Repurchase Program, and any such program may be suspended or discontinued at any time. The repurchase authorization enables the Company to purchase its common stock from time to time through open market purchases, negotiated transactions or other means, including 10b5-1 trading plans in accordance with applicable securities laws and other restrictions. The press release announcing the Repurchase Program is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The Company intends to file the financial statements of the acquired business required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than April 18, 2016.

(b)  Pro Forma Financial Information.

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than April 18, 2016.

   (d)  Exhibits:

Exhibit No.	Description

10.1	Assignment and Transfer Agreement, dated as of November 2, 2015, by and between JAB Cosmetics B.V. and Coty Inc., including as an exhibit thereto that certain Shares and Trademarks Sale and Purchase Agreement, dated as of November 2, 2015, by and among JAB Cosmetics B.V., Hypermarcas S.A., Cosmed Indústria de Cosméticos e Medicamentos S.A., and as intervening and consenting parties, Novita Distribuição, Armazenamento e Transportes S.A., and Savoy Indústria de Cosméticos S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K with respect to Item 1.01 and Item 9.01 information, filed on November 3, 2015).
99.1	Press release regarding financial results, dated February 4, 2016, of Coty Inc.
99.2	Press release regarding share repurchase program, dated February 4, 2016, of Coty Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date:	February 4, 2016	By:	/s/ Patrice de Talhouët
Patrice de Talhouët
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Assignment and Transfer Agreement, dated as of November 2, 2015, by and between JAB Cosmetics B.V. and Coty Inc., including as an exhibit thereto that certain Shares and Trademarks Sale and Purchase Agreement, dated as of November 2, 2015, by and among JAB Cosmetics B.V., Hypermarcas S.A., Cosmed Indústria de Cosméticos e Medicamentos S.A., and as intervening and consenting parties, Novita Distribuição, Armazenamento e Transportes S.A., and Savoy Indústria  de Cosméticos S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K with respect to Item 1.01 and Item 9.01 information, filed on November 3, 2015).

99.1	Press release regarding financial results, dated February 4, 2016, of Coty Inc.
99.2	Press release regarding share repurchase program, dated February 4, 2016, of Coty Inc.